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                                                                      EXHIBIT 12

                   Statement Regarding Computation of Ratios

     The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2001 Annual Report.

BANK ONE CORPORATION and Subsidiaries
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                              NINE MONTHS
                                                                    ENDED   Year Ended   Year Ended   Year Ended   Year Ended
(In millions, except ratios)                                         2002         2001      2000(1)         1999         1998
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
EXCLUDING INTEREST ON DEPOSITS:
  Pretax income from continuing operations                    $     3,549   $    3,800   $   (1,080)  $    4,974   $    4,465
  Earnings (loss) from unconsolidated entities under the
   equity method of accounting                                         47          (80)        (129)         (47)          34
  Fixed charges, excluding capitalized interest                     2,032        3,868        5,198        3,719        3,321
-----------------------------------------------------------------------------------------------------------------------------
    Adjusted pretax earnings base                                   5,628        7,588        3,989        8,646        7,820

  Interest, excluding interest on deposits                          1,960        3,771        5,105        3,622        3,235
  Rental factor                                                        72           96           93           97           90
  Capitalized interest                                                  1            4            9            2            3
-----------------------------------------------------------------------------------------------------------------------------
    Fixed charges                                                   2,033        3,871        5,207        3,721        3,328
  Consolidated ratios of earnings to fixed charges,
   excluding interest on deposits                                    2.8x         2.0x         0.8x         2.3x         2.3x

INCLUDING INTEREST ON DEPOSITS:
  Pretax income from continuing operations                    $     3,549   $    3,800   $   (1,080)  $    4,974   $    4,465
  Earnings (loss) from unconsolidated entities under the
   equity method of accounting                                         47          (80)        (129)         (47)          34
  Fixed charges, excluding capitalized interest                     4,119        8,763       11,335        8,370        8,268
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    Adjusted pretax earnings base                                   7,715       12,483       10,126       13,297       12,767

  Interest, including interest on deposits                          4,047        8,666       11,242        8,273        8,177
  Rental factor                                                        72           96           93           97           90
  Capitalized interest                                                  1            4            9            2            3
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    Fixed charges                                                   4,120        8,766       11,344        8,372        8,270
  Consolidated ratios of earnings to fixed charges,
   including interest on deposits                                    1.9x         1.4x         0.9x         1.6x         1.5x
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

(1) Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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